Exhibit 99.1

Energous Corporation Reports 2022 Second-Quarter Results

SAN JOSE, Calif. – August 10, 2022 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based charging for wireless power networks, today announced financial results for its second quarter ended June 30, 2022, and provided an update on its operational, regulatory and partnership highlights.

Unaudited 2022 Second-Quarter Financial Results

For the second quarter ended June 30, 2022, Energous reported:

•	Revenue of approximately $233,000, up 26% from $185,000 in the 2021 second quarter

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Costs and expenses of approximately $7.3 million (GAAP), with approximately $271,000 in cost of revenue, $3.2 million in research and development, $3.2 million in selling, general and administrative expenses, and $633,000 of severance expense

•	Net loss of $(7.0) million, or $(0.09) per basic and diluted share

•	Net non-GAAP loss of $(5.8) million

•	$35.7 million in cash and cash equivalents at the end of the second quarter, with no debt

Regulatory Approvals

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Today, Energous announced that its WattUp PowerBridge transmitter has received U.S. Federal Communications Commission (FCC) Part 18 grant of equipment authorization for 15W of conducted wireless power transfer. The approval enables higher power transmission for the rapidly expanding Internet of Things (IoT) ecosystem, safely delivering higher levels of power, with no distance limitations, to IoT and other connected devices in commercial, industrial, retail and enterprise deployments.

Operational Highlights

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The company named Giampaolo Marino as its vice president of business development and marketing. Giampaolo brings to Energous significant experience in solidifying strategic partnerships and building platform solutions for IoT applications.

Partnership Momentum

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Energous and Flagship, a technology company empowering retailers to make better, faster and more informed decisions for their business and customers – announced the first retail deployment of Wiliot Internet of Things IoT Pixel smart tags energized by WattUp PowerBridges has been deployed at a major retail store in Sydney. All tags in the deployment are energized by multiple Energous WattUp PowerBridges.

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Energous and Atmosic Technologies, an innovator in energy harvesting wireless System-on-Chips (SoCs) and modules for IoT, are now taking orders for the Wirelessly Powered Sensor Evaluation Kit, which features Atmosic’s ATM3 energy harvesting Bluetooth Low Energy (BLE) SoC solution and Energous’ FCC-certified 1W WattUp PowerBridge transmitter.

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Energous announced Sekorm as a value-added partner in China. Through its partnership with Sekorm, Energous gains access to more industrial Internet of Things (IIoT) design communities, marketing and sales capabilities, and increased awareness of its award-winning WattUp wireless power network technology in China. Energous received approval by the Ministry of Industry and Information Technology (MIIT) in China for IoT applications in April 2022.

“As we continue to establish Energous in the marketplace, we are very excited to share today the FCC’s approval of our 15W WattUp PowerBridge,” said Cesar Johnston, CEO of Energous. “This is a breakthrough approval for Energous as our new generation WattUp PowerBridges are the first to deliver 15 times more power with no distance limitations than previously authorized. Additionally, we continue to fulfill additional orders of WattUp PowerBridges. We are also excited about our work with Flagship, which represents our first deployment of a wireless power network for RF-tags. Together, these milestones highlight our significant progress advancing our RF-based charging for wireless power networks, and the success we are having securing important regulatory approvals and forming key partnerships.”

2022 Second-Quarter Conference Call

Energous will host a conference call to discuss second-quarter financial results, recent progress and prospects for the future.

•	When: Wednesday, August 10, 2022

•	Time: 1:30 p.m. PT (4:30 p.m. ET)

•	Phone: 888-317-6003 (domestic); +1 412-317-6061 (international)

•	Passcode: 1959899

•	Conference replay: Accessible through August 24, 2022 877-344-7529 (domestic); +1 412-317-0088 (international); passcode 9285851

•	Webcast: Accessible at Energous.com; archive available through August 2023

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the Wireless Power Network global leader. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient, and highly scalable RF-based charging technology, WattUp is positioned to offer improvements over older, first-generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for industrial and retail IoT, smart homes, smart cities and medical devices. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded over 200 patents for its WattUp wireless charging technology to-date.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP costs and expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization and stock-based compensation expense. Non-GAAP costs and expenses excludes depreciation and amortization and stock-based compensation expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$35,669,685	$49,071,414
Accounts receivable, net	210,283	283,602
Inventory	52,153	—
Prepaid expenses and other current assets	1,265,895	874,886

Total current assets	37,198,016	50,229,902

Property and equipment, net	495,395	510,197
Right-of-use lease asset	2,318,717	618,985
Other assets	11,991	11,991

Total assets	$40,024,119	$51,371,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,008,932	$1,205,957
Accrued expenses	1,472,763	1,523,317
Accrued severance	744,820	975,439
Operating lease liabilities, current portion	721,500	628,307
Deferred revenue	21,345	13,364

Total current liabilities	3,969,360	4,346,384

Operating lease liabilities, long-term portion	1,615,527	40,413

Total liabilities	5,584,887	4,386,797
Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at June 30, 2022 and December 31, 2021; no shares issued or outstanding at June 30, 2022 and December 31, 2021	—	—
Common Stock, $0.00001 par value, 200,000,000 shares authorized at June 30, 2022 and December 31, 2021; 77,464,571 and 76,667,205 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively.	775	767
Additional paid-in capital	385,008,963	383,383,550
Accumulated deficit	(350,570,506)	(336,400,039)

Total stockholders’ equity	34,439,232	46,984,278

Total liabilities and stockholders’ equity	$40,024,119	$51,371,075

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Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$232,971	$184,960	$448,932	$330,025

Costs and expenses:
Cost of revenue	271,384	—	474,633	—
Research and development	3,209,910	6,103,694	6,737,056	10,694,938
Sales and marketing	1,158,092	2,441,357	2,771,682	4,235,569
General and administrative	2,024,939	2,656,748	4,052,459	4,944,144
Severance expense	633,444	—	633,444	—

Total costs and expenses	7,297,769	11,201,799	14,669,274	19,874,651

Loss from operations	(7,064,798)	(11,016,839)	(14,220,342)	(19,544,626)

Other income (expense):
Interest income	47,049	1,010	49,875	3,034

Total	47,049	1,010	49,875	3,034

Net loss	$(7,017,749)	$(11,015,829)	$(14,170,467)	$(19,541,592)

Basic and diluted net loss per common share	$(0.09)	$(0.18)	$(0.18)	$(0.32)

Weighted average shares outstanding, basic and diluted	77,125,105	62,080,250	77,028,549	61,825,044

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Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net loss (GAAP)	$(7,017,749)	$(11,015,829)	$(14,170,467)	$(19,541,592)
Add (subtract) the following items:
Depreciation and amortization	57,192	61,611	127,311	126,385
Stock-based compensation	576,125	4,228,324	1,373,031	6,374,550
Severance expense	633,444	—	633,444	—

Adjusted net non-GAAP loss	$(5,750,988)	$(6,725,894)	$(12,036,681)	$(13,040,657)

* Note: Severance expense includes $87,662 in stock-based compensation

Total costs and expenses (GAAP)	$7,297,769	$11,201,799	$14,669,274	$19,874,651
Subtract the following items:
Depreciation and amortization	(57,192)	(61,611)	(127,311)	(126,385)
Stock-based compensation	(576,125)	(4,228,324)	(1,373,031)	(6,374,550)
Severance expense	(633,444)	—	(633,444)	—

Adjusted non-GAAP costs and expenses	$6,031,008	$6,911,864	$12,535,488	$13,373,716

Total research and development expenses (GAAP)	$3,209,910	$6,103,694	$6,737,056	$10,694,938
Subtract the following items:
Depreciation and amortization	(27,963)	(43,062)	(65,646)	(88,740)
Stock-based compensation	(295,481)	(2,517,233)	(648,524)	(3,666,510)

Adjusted non-GAAP research and development expenses	$2,886,466	$3,543,399	$6,022,886	$6,939,688

Total sales, marketing, general and administrative expenses (GAAP)	$3,183,031	$5,098,105	$6,824,141	$9,179,713
Subtract the following items:
Depreciation and amortization	(29,229)	(18,549)	(61,665)	(37,645)
Stock-based compensation	(280,644)	(1,711,091)	(724,507)	(2,708,040)

Adjusted non-GAAP sales, marketing, general and administrative expenses	$2,873,158	$3,368,465	$6,037,969	$6,434,028

Contact

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Public Relations :

SHIFT COMMUNICATIONS

PR@energous.com

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